Long Beach Mortgage Loan Trust 2006-3
Issuing Entity

$1,713,280,000
(+/-5% Approximate)

Long Beach Securities Corp.
Depositor

Long Beach Mortgage Company
Sponsor, Seller and Master Servicer

WaMu Capital Corp.	Goldman, Sachs & Co.
Co-Lead Managers

Important Notice About Information Presented in this Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 1-800-667-9596.

This preliminary term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein. This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

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Preliminary Term Sheet	Date Prepared: March 27, 2006

$1,713,280,000
(+/- 5% Approximate)

Long Beach Mortgage Loan Trust 2006-3

Class(1,2)	Principal Balance($)	Expected Rating S&P/Moody’s	Assumed Final Distribution Date	Certificate Type

I-A(3)	$517,454,000	[AAA/Aaa]	April 25, 2036	Floating Rate Senior
II-A1	363,098,000	[AAA/Aaa]	April 25, 2036	Floating Rate Senior
II-A2	169,267,000	[AAA/Aaa]	April 25, 2036	Floating Rate Senior
II-A3	295,633,000	[AAA/Aaa]	April 25, 2036	Floating Rate Senior
II-A4	51,329,000	[AAA/Aaa]	April 25, 2036	Floating Rate Senior
M-1	58,417,000	[AA+/Aa1]	April 25, 2036	Floating Rate Subordinate
M-2	54,058,000	[AA/Aa2]	April 25, 2036	Floating Rate Subordinate
M-3	33,132,000	[AA/Aa3]	April 25, 2036	Floating Rate Subordinate
M-4	28,773,000	[AA/A1]	April 25, 2036	Floating Rate Subordinate
M-5	28,773,000	[A+/A2]	April 25, 2036	Floating Rate Subordinate
M-6	27,029,000	[A/A3]	April 25, 2036	Floating Rate Subordinate
M-7	21,797,000	[A-/Baa1]	April 25, 2036	Floating Rate Subordinate
M-8	17,438,000	[BBB+/Baa2]	April 25, 2036	Floating Rate Subordinate
M-9	14,822,000	[BBB+/Baa3]	April 25, 2036	Floating Rate Subordinate
M-10	14,822,000	[BBB-/Ba1]	April 25, 2036	Floating Rate Subordinate
B(3)	17,438,000	[BB+/Ba2]	April 25, 2036	Floating Rate Subordinate
Total	$1,713,280,000

(1)
The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M and Class B Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans. The principal balance of each class of the Certificates is subject to a 5% variance.

(2)
The Certificates are priced to a 10% Clean-up Call. The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised. The margin on the Class M and Class B Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)	Not offered hereby.

Depositor:	Long Beach Securities Corp.

Sponsor, Seller and
Master Servicer:	Long Beach Mortgage Company.

Issuing Entity:	Long Beach Mortgage Loan Trust 2006-3. The Issuing Entity is also referred to herein as the “Trust.”

Sub-Servicer:	Washington Mutual Bank.

Servicing Fee:	0.50% per annum.

Co-Lead Managers:	WaMu Capital Corp. and Goldman, Sachs & Co.

Co-Manager:	Deutsche Bank Securities Inc.

Trustee:	Deutsche Bank National Trust Company.

Trustee Fee:	Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.

Swap Counterparty:	Bear Stearns Financial Products Inc.

Group I Certificates:	The Class I-A Certificates.

Group II Certificates:	The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates:	The Group I Certificates and the Group II Certificates.

Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Class B Certificates:	The Class B Certificates.

Certificates:	The Class A, Class M and Class B Certificates.

Federal Tax Status:	The Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:
The Certificates will be available in book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System. The Class B Certificates will be available through the PORTAL system.

Unregistered Securities:
The Class B Certificates will not be registered under the Securities Act of 1933 in the reliance on the exemption provided by Rule 144A. Investors will be deemed to have represented that they are Qualified Institutional Buyers (“QIBs”) as defined in Rule 144A.

Cut-off Date:	April 1, 2006.

Expected Pricing Date:	Week of March 27, 2006.

Expected Closing Date:	On or about April 6, 2006.

Expected Settlement Date:	On or about April 6, 2006.

Distribution Date:	The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in May 2006.

Final Scheduled
Distribution Date:	April 2036. The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in April 2036.

Due Period:
With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met. Investors should consult their own advisors.

SMMEA Eligibility:	None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:
The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the majority holder of the Class C Certificates, except if such holder is Long Beach or any of its affiliates, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. If the majority holder of the Class C Certificates does not exercise such right, the Master Servicer will be permitted to exercise the clean-up call.

Mortgage Loans:
The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans. The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date. As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $1,743,796,651 of which: (i) approximately $646,009,686 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $1,097,786,964 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). The Mortgage Loans have the characteristics described on Exhibit A.

Approximately 44.92% of the Mortgage Loans are 40-Year Mortgage Loans, approximately 34.42% of the Group I Mortgage Loans are 40-Year Mortgage Loans, and approximately 51.09% of the Group II Mortgage Loans are 40-Year Mortgage Loans.

40-Year Mortgage Loans:	Mortgage Loans with an original term to maturity equal to 480 months.

Adjusted Net Mortgage
Rate:	With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate.

Adjusted Net Maximum
Mortgage Rate:	With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the servicing fee rate.

Pass-Through Rate:	With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:	With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net
WAC Rate:
With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group I Mortgage Loans, and (b) the Coupon Strip allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net
WAC Rate:
With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (b) the Coupon Strip allocable to the Group II Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net
WAC Rate:
With respect to any Distribution Date (other than the first Distribution Date), a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group I Maximum
Cap Rate:
With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip and (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum
Cap Rate:
With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate
Maximum Cap Rate:
With respect to the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate
Carryover Amount:
With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest
Distribution Amount:
With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

Group II Interest
Distribution Amount:
With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

Final Maturity
Reserve Fund:
On or after the 120th Distribution Date or any Distribution Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 15%, an amount equal to approximately 0.35936% of the aggregate principal balance of the Mortgage Loans (such amount is in each case the “Coupon Strip”) will be placed into a reserve fund (the “Final Maturity Reserve Fund”) and will be available if needed to make a payment to certificateholders on the 360th Distribution Date.

Group I Principal
Allocation Percentage:	With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal
Allocation Percentage:	With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II
Principal Distribution
Amounts:
With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior
Principal Distribution
Amount:
With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.20% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior
Principal Distribution
Amount:
With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.20% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization
Target Amount:	With respect to any Distribution Date:
(i)	prior to the Stepdown Date, 1.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,
(ii)	on or after the Stepdown Date, the greater of:
(a) the lesser of (x) 1.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 3.50% of the current aggregate stated principal balance of the Mortgage Loans; and
(b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Amount:	The earlier to occur of:
(i)	the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,
(ii)	the later to occur of
(x) the Distribution Date occurring in May 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 39.80%.

Interest
Coverage Accounts:
On the Closing Date, the Depositor will pay to the Trustee for deposit in an interest coverage account related to each Loan Group, an amount which will be applied by the Trustee to cover shortfalls in the amount of interest generated by the related Mortgage Loans arising from the long first accrual period.

Credit Enhancement:	Consists of the following:
1) Monthly Excess Cashflow;
2) Overcollateralized Amount;
3) Subordination; and
4) Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow:	With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized
Amount:
With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M, Class B and Class P Certificates (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date). On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 1.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement
Percentage:
With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M and Class B Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency
Trigger Event:	With respect to any Distribution Date on or after the Stepdown Date, if the 60+ days delinquency percentage exceeds 40.00% of the Credit Enhancement Percentage.

Loss Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
May 2008 to April 2009	1.35% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
May 2009 to April 2010	2.95% for the first month, plus an additional 1/12th of 1.65% for each month thereafter
May 2010 to April 2011	4.60% for the first month, plus an additional 1/12th of 1.35% for each month thereafter
May 2011 to April 2012	5.95% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
May 2012 and thereafter	6.65%

Trigger Event:	With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	19.90%	A	39.80%
M-1	16.55%	M-1	33.10%
M-2	13.45%	M-2	26.90%
M-3	11.55%	M-3	23.10%
M-4	9.90%	M-4	19.80%
M-5	8.25%	M-5	16.50%
M-6	6.70%	M-6	13.40%
M-7	5.45%	M-7	10.90%
M-8	4.45%	M-8	8.90%
M-9	3.60%	M-9	7.20%
M-10	2.75%	M-10	5.50%
B	1.75%	B	3.50%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will be absorbed first, by the Monthly Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount. Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class B and Class M Certificates in reverse sequential order, first to the Class B Certificates, second to the Class M-10 Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2 Certificates and eleventh to the Class M-1 Certificates.

Swap Agreement:
On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to 5.1020% (per annum) on the swap notional amount based upon a 30/360 day count convention and the Trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR (as determined pursuant to the swap agreement) on the swap notional amount accrued during the related swap accrual period based upon an actual/360 day count convention, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. To the extent that the Trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to certificateholders will be applied to make such payment. Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event. To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)
If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)	If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) for future Distribution Dates. Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	219,192,734
2	1,582,729,862	32	216,395,465
3	1,563,905,243	33	213,774,321
4	1,541,923,655	34	213,774,321
5	1,516,816,493	35	213,774,321
6	1,488,659,074	36	213,774,321
7	1,457,528,122	37	213,582,353
8	1,422,581,704	38	209,847,344
9	1,383,952,289	39	209,847,344
10	1,341,231,437	40	209,260,943
11	1,293,467,358	41	199,428,619
12	1,228,877,839	42	190,198,169
13	1,163,597,020	43	181,981,346
14	1,100,072,283	44	174,222,113
15	1,040,799,198	45	165,601,880
16	985,356,195	46	156,962,788
17	933,375,227	47	148,593,944
18	886,856,375	48	140,489,243
19	844,098,888	49	132,695,294
20	804,940,489	50	125,360,465
21	769,008,100	51	118,384,629
22	367,988,656	52	111,907,858
23	332,893,206	53	105,873,937
24	297,066,193	54	100,134,018
25	266,254,141	55	94,333,358
26	254,608,172	56	88,993,673
27	243,632,688	57	84,037,653
28	233,709,784	58	79,389,894
29	227,001,250	59	75,090,772
30	222,057,640	60	71,173,410

Priority of Distributions:

I.	Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)
To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)	To pay the Coupon Strip, if applicable;
iii)
Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group.

iv)	To the Class M-1 Certificates current interest;
v)	To the Class M-2 Certificates current interest;
vi)	To the Class M-3 Certificates current interest;
vii)	To the Class M-4 Certificates current interest;
viii)	To the Class M-5 Certificates current interest;
ix)	To the Class M-6 Certificates current interest;
x)	To the Class M-7 Certificates current interest;
xi)	To the Class M-8 Certificates current interest;
xii)	To the Class M-9 Certificates current interest;
xiii)	To the Class M-10 Certificates current interest;
xiv)	To the Class B Certificates current interest;
xv)	Any interest distribution amounts remaining undistributed following (i) through (xiv) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.	Principal Distribution:

(A)	On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)
To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)	To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;
iii)	An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;
iv)
An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

v)
Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

vi)	Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;
vii)	To the Class M-1 Certificates until the principal balance thereof is reduced to zero;
viii)	To the Class M-2 Certificates until the principal balance thereof is reduced to zero;
ix)	To the Class M-3 Certificates until the principal balance thereof is reduced to zero;
x)	To the Class M-4 Certificates until the principal balance thereof is reduced to zero;
xi)	To the Class M-5 Certificates until the principal balance thereof is reduced to zero;
xii)	To the Class M-6 Certificates until the principal balance thereof is reduced to zero;
xiii)	To the Class M-7 Certificates until the principal balance thereof is reduced to zero;
xiv)	To the Class M-8 Certificates until the principal balance thereof is reduced to zero;
xv)	To the Class M-9 Certificates until the principal balance thereof is reduced to zero;
xvi)	To the Class M-10 Certificates until the principal balance thereof is reduced to zero;
xvii)	To the Class B Certificates until the principal balance thereof is reduced to zero;
xviii)	Any Principal Distribution amounts remaining undistributed following (i) through (xvii) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B)	On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)
To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)	To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;
iii)	The Group I Principal Distribution Amount will be distributed as follows:

a.	To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.	To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iv)(a) below, according to the payment priority in clause (B)(iv)(a) below.

iv)	The Group II Principal Distribution Amount will be distributed as follows:

a.	To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.	To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) above.

v)	The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.	To the Class M-1 Certificates until it reaches a 33.10% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);
b.	To the Class M-2 Certificates until it reaches a 26.90% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);
c.	To the Class M-3 Certificates until it reaches a 23.10% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);
d.	To the Class M-4 Certificates until it reaches a 19.80% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);
e.	To the Class M-5 Certificates until it reaches a 16.50% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);
f.	To the Class M-6 Certificates until it reaches a 13.40% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);
g.	To the Class M-7 Certificates until it reaches a 10.90% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);
h.	To the Class M-8 Certificates until it reaches a 8.90% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);
i.	To the Class M-9 Certificates until it reaches a 7.20% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);
j.	To the Class M-10 Certificates, until it reaches a 5.50% Target Credit Enhancement Percentage (based on 2x the Class M-10 Initial Credit Enhancement Percentage);
k.	To the Class B Certificates, until it reaches a 3.50% Target Credit Enhancement Percentage (based on 2x the Class B Initial Credit Enhancement Percentage); and

l.	Any Principal Distribution Amounts remaining undistributed following (a) through (k) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M and Class B Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

III.	Monthly Excess Cashflow:

i)	As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;
ii)	Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;
iii)	To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
iv)	To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
v)	To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
vi)	To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
vii)	To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
viii)	To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
ix)	To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
x)	To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
xi)	To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
xii)	To the Class M-10 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiii)	To the Class B Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
xiv)
Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class M-10 Certificates and lastly to the Class B Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)	To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.
xvi)	Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

Rating Agencies

Moody’s
Debashish Chatterjee	(212) 553-1329

S&P
Linda Kwok	(212) 438-2610

Exhibit A
Mortgage Loan Statistics
		Minimum	Maximum
Scheduled Principal Balance	$1,743,796,651	$9,997	$1,295,589
Average Scheduled Principal Balance	$213,779
Number of Mortgage Loans	8157

Weighted Average Gross Coupon	8.509%	5.700%	13.750%
Weighted Average FICO Score	634	500	817
Weighted Average Combined Original LTV	80.66%	10.00%	100.00%
Weighted Average DTI	41.38%	1.00%	64.00%

Weighted Average Original Term	414 months	180 months	480 months
Weighted Average Stated Remaining Term	412 months	174 months	480 months
Weighted Average Seasoning	1 months	0 months	20 months

Weighted Average Gross Margin	5.097%	4.990%	7.990%
Weighted Average Minimum Interest Rate	8.438%	5.700%	13.250%
Weighted Average Maximum Interest Rate	14.438%	11.700%	19.250%
Weighted Average Initial Rate Cap	2.120%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	27 months	4 months	60 months
Maturity Date		October 1 2020	April 1 2046

ARM	87.34%	Full Documentation	42.58%
Fixed Rate	12.66%	Limited Documentation	3.83%
		Stated Income Documentation	53.59%
ARM - 2 Yr/6 Mth	28.40%
ARM - 2 Yr/6 Mth IO	6.13%	Cash Out Refinance	35.49%
ARM - 2 Yr/6 Mth - 40 Year	36.08%	Purchase	60.66%
ARM - 3 Yr/6 Mth	2.41%	Rate/Term Refinance	3.85%
ARM - 3 Yr/6 Mth IO	0.45%
ARM - 3 Yr/6 Mth - 40 Year	5.95%	Two to Four Units	8.25%
ARM - 5 Yr/6 Mth	5.50%	Condominium	6.97%
ARM - 5 Yr/6 Mth IO	1.55%	Planned Unit Development	12.93%
ARM - 5 Yr/6 Mth - 40 Year	0.87%	Single Family	71.76%
Fixed - 15 Year	0.19%	Townhouse	0.09%
Fixed - 30 Year	10.45%
Fixed - 40 Year	2.02%	Non-owner	9.84%
		Primary	88.67%
Interest Only	8.13%	Second Home	1.49%
Not Interest Only	91.87%
		Top 5 States:
Prepay Penalty: 0	32.06%	California	41.42%
Prepay Penalty: 12 months	5.58%	Florida	8.70%
Prepay Penalty: 24 months	43.15%	Illinois	4.63%
Prepay Penalty: 36 months	19.21%	Maryland	4.62%
		Texas	4.23%
First Lien	96.00%
Second Lien	4.00%

Exhibit A-1

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 50,000.00	711	25,307,705.46	1.45	10.783	358	93.06	633
50,000.01 - 100,000.00	1645	122,648,411.68	7.03	9.972	369	87.16	624
100,000.01 - 150,000.00	1363	169,723,563.37	9.73	9.037	383	82.40	619
150,000.01 - 200,000.00	1032	180,929,393.29	10.38	8.553	402	79.63	625
200,000.01 - 250,000.00	750	168,681,779.24	9.67	8.420	412	78.98	629
250,000.01 - 300,000.00	730	200,355,644.30	11.49	8.117	418	79.05	636
300,000.01 - 350,000.00	468	152,102,263.08	8.72	8.205	423	79.75	638
350,000.01 - 400,000.00	390	145,969,722.76	8.37	8.172	428	80.05	637
400,000.01 - 450,000.00	255	108,832,681.15	6.24	8.184	427	80.91	647
450,000.01 - 500,000.00	254	120,653,114.34	6.92	8.181	432	79.57	642
500,000.01 - 550,000.00	159	83,438,661.40	4.78	8.237	428	80.78	648
550,000.01 - 600,000.00	136	78,390,423.43	4.50	8.357	430	81.30	642
600,000.01 - 650,000.00	91	56,899,092.87	3.26	8.416	426	80.41	633
650,000.01 - 700,000.00	65	43,880,760.52	2.52	7.982	418	79.74	636
700,000.01 - 750,000.00	55	40,200,901.04	2.31	8.136	420	78.00	644
750,000.01 - 800,000.00	22	17,195,606.75	0.99	8.599	440	79.14	657
800,000.01 - 850,000.00	9	7,508,802.83	0.43	8.709	411	77.65	601
850,000.01 - 900,000.00	6	5,245,325.72	0.30	8.801	419	76.62	613
900,000.01 - 950,000.00	5	4,613,396.48	0.26	8.679	454	75.46	643
950,000.01 - 1,000,000.00	9	8,884,065.29	0.51	8.871	398	73.99	621
1,000,000.01 >=	2	2,335,335.63	0.13	8.051	479	68.90	663
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Exhibit A-2

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	7	2,762,312.96	0.16	5.800	437	66.75	603
6.000 - 6.499	81	22,600,810.22	1.30	6.356	426	74.18	664
6.500 - 6.999	475	136,775,524.82	7.84	6.747	411	75.97	651
7.000 - 7.499	795	223,195,120.02	12.80	7.256	422	77.29	645
7.500 - 7.999	1158	318,865,804.88	18.29	7.733	424	78.04	648
8.000 - 8.499	961	259,438,351.21	14.88	8.227	426	78.77	647
8.500 - 8.999	1009	255,725,138.00	14.66	8.712	415	79.47	632
9.000 - 9.499	603	133,190,503.29	7.64	9.213	408	81.30	615
9.500 - 9.999	803	138,267,736.91	7.93	9.710	396	85.55	608
10.000 - 10.499	512	85,015,443.00	4.88	10.215	395	86.04	593
10.500 - 10.999	650	77,798,182.45	4.46	10.718	383	90.94	616
11.000 - 11.499	538	48,788,324.67	2.80	11.205	375	93.01	612
11.500 - 11.999	431	32,489,951.43	1.86	11.699	367	95.43	621
12.000 - 12.499	98	6,734,805.13	0.39	12.198	364	92.88	610
12.500 - 12.999	30	1,807,345.71	0.10	12.672	358	93.27	590
13.000 - 13.499	5	273,309.04	0.02	13.123	386	82.82	568
13.500 - 13.999	1	67,986.89	0.00	13.750	359	85.00	545
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
500 - 524	354	76,624,487.34	4.39	9.471	358	73.31	512
525 - 549	435	85,838,022.91	4.92	9.280	358	76.85	539
550 - 574	570	111,693,012.91	6.41	9.256	404	79.43	562
575 - 599	670	127,585,652.25	7.32	9.121	405	82.86	587
600 - 624	1521	295,508,838.99	16.95	8.216	412	80.61	613
625 - 649	1922	400,273,284.07	22.95	8.404	422	81.07	637
650 - 674	1124	261,260,662.75	14.98	8.271	424	81.17	661
675 - 699	739	182,037,385.68	10.44	8.184	419	81.67	686
700 >=	822	202,975,303.73	11.64	8.258	424	82.03	731
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Exhibit A-3

Combined Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 49.99	145	24,153,766.09	1.39	7.830	396	40.34	597
50.00 - 54.99	68	13,778,571.36	0.79	7.681	389	52.32	597
55.00 - 59.99	69	16,254,439.52	0.93	7.618	396	57.75	598
60.00 - 64.99	145	35,764,111.44	2.05	7.855	396	62.41	600
65.00 - 69.99	204	48,731,234.01	2.79	7.915	389	67.27	593
70.00 - 74.99	266	69,564,173.59	3.99	8.271	391	71.78	589
75.00 - 79.99	432	117,101,581.14	6.72	8.245	403	77.10	607
80.00 - 80.00	3794	996,270,207.86	57.13	8.064	424	80.00	648
80.01 - 84.99	65	17,228,455.76	0.99	8.763	404	83.49	607
85.00 - 89.99	384	78,329,633.80	4.49	9.529	403	85.94	611
90.00 - 94.99	1074	181,985,579.85	10.44	9.637	404	90.07	636
95.00 - 99.99	296	50,759,223.71	2.91	10.017	401	95.24	614
100.00	1215	93,875,672.50	5.38	10.851	372	100.00	641
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634
*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds(%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS (%)	Weighted Average FICO
0.01 - 49.99	144	24,036,309.61	1.38	7.833	395	40.30	597
50.00 - 54.99	67	12,346,796.04	0.71	7.657	385	52.45	597
55.00 - 59.99	67	16,044,277.48	0.92	7.649	401	57.66	599
60.00 - 64.99	141	34,683,333.75	1.99	7.874	397	62.41	598
65.00 - 69.99	202	47,644,005.14	2.73	7.905	390	67.24	591
70.00 - 74.99	256	64,920,510.19	3.72	8.267	390	71.63	584
75.00 - 79.99	358	92,209,408.09	5.29	8.202	398	76.74	599
80.00 - 80.00	707	169,094,082.74	9.70	8.574	387	80.00	595
80.01 - 84.99	68	19,980,506.55	1.15	8.631	401	83.46	605
85.00 - 89.99	302	68,634,098.71	3.94	9.347	403	86.10	615
90.00 - 94.99	842	175,959,712.81	10.09	9.222	413	90.26	642
95.00 - 99.99	493	109,487,295.24	6.28	8.922	412	96.31	632
100.00	4510	908,756,314.28	52.11	8.393	424	100.00	655
Total:	8157	1,743,796,650.63	100.00	8.509	412	90.63	634

Exhibit A-4

Original Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
180	36	$3,313,736.34	0.19	8.552	179	71.37	628
360	5537	957,251,991.05	54.89	8.767	359	80.99	621
480	2584	783,230,923.24	44.92	8.194	479	80.29	649
Total:	8157	$1,743,796,650.63	100.00	8.509	412	80.66	634

Stated Remaining Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
121 - 180	36	3,313,736.34	0.19	8.552	179	71.37	628
301 - 360	5537	957,251,991.05	54.89	8.767	359	80.99	621
361 >=	2584	783,230,923.24	44.92	8.194	479	80.29	649
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

DTI (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.00 - 20.00	436	87,892,906.86	5.04	8.804	396	80.61	630
20.01 - 25.00	330	57,465,083.38	3.30	8.754	394	80.12	629
25.01 - 30.00	519	94,140,309.87	5.40	8.772	403	81.08	633
30.01 - 35.00	742	133,814,257.31	7.67	8.593	400	79.76	636
35.01 - 40.00	1133	224,095,287.98	12.85	8.596	410	80.43	630
40.01 - 45.00	1843	405,315,917.83	23.24	8.405	418	80.88	641
45.01 - 50.00	2583	592,515,639.51	33.98	8.412	420	81.58	641
50.01 - 55.00	564	147,308,619.90	8.45	8.546	400	77.53	594
55.01 - 60.00	5	763,000.41	0.04	7.548	445	74.29	595
60.01 >=	2	485,627.58	0.03	7.342	359	66.88	637
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
ARM	6215	1,523,096,226.11	87.34	8.438	418	80.30	633
Fixed Rate	1942	220,700,424.52	12.66	9.003	375	83.11	638
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Exhibit A-5

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
ARM - 2 Yr/6 Mth	2672	495,225,822.85	28.40	8.951	359	80.47	605
ARM - 2 Yr/6 Mth IO	325	106,951,661.51	6.13	7.599	359	79.40	665
ARM - 2 Yr/6 Mth - 40 Year	1994	629,149,623.72	36.08	8.189	479	80.53	649
ARM - 3 Yr/6 Mth	208	42,049,257.38	2.41	8.892	358	80.52	600
ARM - 3 Yr/6 Mth IO	23	7,829,810.00	0.45	7.216	359	79.33	662
ARM - 3 Yr/6 Mth - 40 Year	383	103,815,432.88	5.95	8.370	479	79.91	647
ARM - 5 Yr/6 Mth	473	95,922,721.13	5.50	8.690	359	80.05	626
ARM - 5 Yr/6 Mth IO	86	27,028,791.02	1.55	7.563	359	78.39	657
ARM - 5 Yr/6 Mth - 40 Year	51	15,123,105.62	0.87	7.689	479	79.76	653
Fixed - 15 Year	36	3,313,736.34	0.19	8.552	179	71.37	628
Fixed - 30 Year	1750	182,243,927.16	10.45	9.208	359	84.42	635
Fixed - 40 Year	156	35,142,761.02	2.02	7.982	479	77.43	654
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Interest Only	434	141,810,262.53	8.13	7.571	359	79.21	664
Not Interest Only	7723	1,601,986,388.10	91.87	8.592	417	80.79	631
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Interest Only Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	7723	1,601,986,388.10	91.87	8.592	417	80.79	631
24	325	106,951,661.51	6.13	7.599	359	79.40	665
36	23	7,829,810.00	0.45	7.216	359	79.33	662
60	86	27,028,791.02	1.55	7.563	359	78.39	657
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Exhibit A-6

Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	2751	559,078,707.12	32.06	8.927	405	81.48	635
12	329	97,322,286.65	5.58	8.555	420	79.80	639
24	3437	752,369,681.48	43.15	8.412	418	80.72	632
36	1640	335,025,975.38	19.21	8.017	410	79.41	634
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1	7081	1,674,045,884.72	96.00	8.402	415	79.87	633
2	1076	69,750,765.91	4.00	11.073	358	99.62	661
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Full Documentation	3978	742,513,587.42	42.58	8.247	399	80.54	612
Limited Documentation	263	66,815,992.25	3.83	8.455	407	81.03	614
Stated Income Documentation	3916	934,467,070.96	53.59	8.721	423	80.73	653
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Purchase	5301	1,057,785,905.03	60.66	8.569	420	83.25	652
Refi - Cash Out	2563	618,866,500.50	35.49	8.410	400	76.05	606
Refi - Rate Term	293	67,144,245.10	3.85	8.482	402	82.34	613
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Exhibit A-7

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Condominium	590	121,572,941.05	6.97	8.445	419	81.30	644
Planned Unit Development	939	225,417,591.87	12.93	8.431	410	81.47	631
Single Family	6029	1,251,316,137.47	71.76	8.507	413	80.56	632
Townhouse	20	1,628,328.42	0.09	9.335	373	86.93	668
Two to Four Units	579	143,861,651.82	8.25	8.694	408	79.68	647
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Investment	1087	171,623,062.26	9.84	9.654	403	83.77	649
Primary	6975	1,546,150,200.38	88.67	8.382	413	80.29	632
Second Home	95	26,023,387.99	1.49	8.491	407	82.16	642
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Exhibit A-8

State	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
California	2279	722,281,662.73	41.42	8.174	434	79.52	645
Florida	745	151,713,901.44	8.70	8.488	396	80.12	626
Illinois	415	80,670,605.21	4.63	9.041	399	82.23	639
Maryland	355	80,627,854.90	4.62	8.518	402	79.11	626
Texas	656	73,697,940.50	4.23	9.079	370	83.26	613
New Jersey	263	70,444,768.16	4.04	8.793	402	80.63	630
Virginia	224	59,756,277.04	3.43	8.426	418	80.59	638
Washington	260	50,943,310.59	2.92	8.121	422	80.99	624
New York	161	49,957,251.15	2.86	8.587	401	79.42	648
Colorado	189	37,304,166.95	2.14	8.487	416	81.28	623
Georgia	243	36,045,104.57	2.07	9.055	398	83.80	617
Arizona	210	36,040,583.28	2.07	8.490	401	78.93	622
Oregon	152	28,024,629.66	1.61	8.235	415	82.10	636
Michigan	260	26,809,855.87	1.54	9.629	376	85.09	628
Massachusetts	111	26,050,873.78	1.49	8.989	389	81.28	635
Pennsylvania	151	19,875,363.46	1.14	8.853	376	81.09	622
North Carolina	153	18,389,157.25	1.05	9.393	382	85.39	609
Tennessee	171	16,830,960.38	0.97	9.390	377	90.37	601
Connecticut	67	13,694,756.55	0.79	8.798	377	79.47	591
Nevada	53	12,265,083.67	0.70	8.213	432	78.45	637
Missouri	120	11,958,403.95	0.69	9.155	374	83.48	609
Indiana	146	11,717,387.86	0.67	9.620	381	86.41	625
Ohio	106	11,200,967.13	0.64	9.484	372	85.54	616
Minnesota	49	8,626,052.10	0.49	8.472	405	83.78	628
Hawaii	20	8,441,197.41	0.48	8.125	427	80.04	643
District of Columbia	26	7,582,654.79	0.43	8.441	419	76.66	627
Wisconsin	65	7,421,737.55	0.43	9.484	405	82.31	614
Alaska	41	6,956,930.11	0.40	8.561	385	81.92	641
Rhode Island	26	5,944,275.04	0.34	8.905	398	81.60	633
Utah	37	5,838,478.10	0.33	8.418	385	81.53	623
New Hampshire	26	5,388,475.35	0.31	8.107	399	79.09	628
Alabama	52	5,154,674.09	0.30	9.847	372	85.91	595
Oklahoma	50	4,052,233.75	0.23	9.408	382	85.53	612
South Carolina	29	3,608,886.20	0.21	9.379	381	84.86	603
New Mexico	26	3,520,077.53	0.20	9.119	380	83.57	618
Nebraska	41	3,458,200.07	0.20	9.493	362	84.50	608
West Virginia	19	2,805,179.40	0.16	9.056	417	82.31	621
Kansas	26	2,645,190.96	0.15	10.260	397	84.27	578
Louisiana	29	2,611,939.16	0.15	9.644	359	85.77	622
Montana	8	2,152,823.42	0.12	8.915	372	77.56	608
Arkansas	15	1,954,046.89	0.11	9.407	359	88.95	601
Idaho	12	1,686,374.76	0.10	8.542	375	83.30	605
Kentucky	19	1,542,122.67	0.09	9.499	399	82.64	607
Delaware	10	1,493,843.86	0.09	9.072	376	76.91	569
Maine	10	1,366,824.03	0.08	8.016	359	73.12	623
Vermont	6	1,102,271.97	0.06	8.772	412	83.03	620
Iowa	9	747,601.80	0.04	9.445	372	83.48	602
Wyoming	6	600,409.62	0.03	8.664	359	82.30	649
South Dakota	8	587,014.81	0.03	8.894	372	82.25	628
North Dakota	2	206,269.11	0.01	9.820	356	93.39	605
Total:	8157	1,743,796,650.63	100.00	8.509	412	80.66	634

Exhibit A-9

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
<= 4.999	5659	1,394,643,938.37	91.57	8.379	421	80.81	641
5.000 - 5.999	332	79,721,819.07	5.23	9.113	385	76.66	559
6.000 - 6.499	1	47,972.38	0.00	8.750	359	80.00	636
6.500 - 6.999	221	48,280,028.61	3.17	9.020	363	71.59	545
7.000 >=	2	402,467.68	0.03	7.457	431	80.00	684
Total:	6215	1,523,096,226.11	100.00	8.438	418	80.30	633

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	7	2,762,312.96	0.18	5.800	437	66.75	603
6.000 - 6.499	64	18,078,181.68	1.19	6.341	443	76.30	664
6.500 - 6.999	350	105,813,870.01	6.95	6.753	417	77.33	649
7.000 - 7.499	659	192,703,697.83	12.65	7.258	427	77.93	646
7.500 - 7.999	1018	293,890,320.33	19.30	7.733	429	78.32	650
8.000 - 8.499	863	244,534,596.31	16.06	8.227	428	79.08	648
8.500 - 8.999	927	243,256,238.49	15.97	8.710	416	79.52	633
9.000 - 9.499	553	124,587,294.17	8.18	9.213	408	81.33	613
9.500 - 9.999	591	123,072,088.94	8.08	9.708	399	84.88	605
10.000 - 10.499	433	76,572,618.65	5.03	10.212	396	86.16	594
10.500 - 10.999	343	54,702,498.02	3.59	10.694	393	88.30	592
11.000 - 11.499	197	26,186,554.39	1.72	11.210	386	88.58	593
11.500 - 11.999	129	11,509,805.36	0.76	11.691	381	89.29	586
12.000 - 12.499	61	4,279,814.39	0.28	12.208	371	90.87	598
12.500 - 12.999	17	989,399.49	0.06	12.685	371	89.06	554
13.000 - 13.499	3	156,935.09	0.01	13.142	406	90.00	616
Total:	6215	1,523,096,226.11	100.00	8.438	418	80.30	633

Exhibit A-10

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
11.500 - 11.999	7	2,762,312.96	0.18	5.800	437	66.75	603
12.000 - 12.499	64	18,078,181.68	1.19	6.341	443	76.30	664
12.500 - 12.999	350	105,813,870.01	6.95	6.753	417	77.33	649
13.000 - 13.499	659	192,703,697.83	12.65	7.258	427	77.93	646
13.500 - 13.999	1018	293,890,320.33	19.30	7.733	429	78.32	650
14.000 - 14.499	863	244,534,596.31	16.06	8.227	428	79.08	648
14.500 - 14.999	927	243,256,238.49	15.97	8.710	416	79.52	633
15.000 - 15.499	553	124,587,294.17	8.18	9.213	408	81.33	613
15.500 - 15.999	591	123,072,088.94	8.08	9.708	399	84.88	605
16.000 - 16.499	433	76,572,618.65	5.03	10.212	396	86.16	594
16.500 - 16.999	343	54,702,498.02	3.59	10.694	393	88.30	592
17.000 - 17.499	197	26,186,554.39	1.72	11.210	386	88.58	593
17.500 - 17.999	129	11,509,805.36	0.76	11.691	381	89.29	586
18.000 - 18.499	61	4,279,814.39	0.28	12.208	371	90.87	598
18.500 - 18.999	17	989,399.49	0.06	12.685	371	89.06	554
19.000 - 19.499	3	156,935.09	0.01	13.142	406	90.00	616
Total:	6215	1,523,096,226.11	100.00	8.438	418	80.30	633

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	332	108,039,961.78	7.09	7.604	359	79.44	665
2.000	4661	1,123,532,113.85	73.77	8.524	426	80.49	630
3.000	1222	291,524,150.48	19.14	8.414	408	79.90	635
Total:	6215	1,523,096,226.11	100.00	8.438	418	80.30	633

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	6215	1,523,096,226.11	100.00	8.438	418	80.30	633
Total:	6215	1,523,096,226.11	100.00	8.438	418	80.30	633

Exhibit A-11

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
2006-08-01	1	231,572.19	0.02	7.900	340	100.00	622
2007-05-01	2	445,008.72	0.03	7.265	349	85.82	655
2007-06-01	1	301,855.65	0.02	7.900	350	80.00	687
2007-07-01	1	443,553.57	0.03	6.200	471	90.00	796
2007-08-01	3	1,265,789.20	0.08	7.225	352	82.12	617
2007-09-01	18	5,200,873.40	0.34	7.749	388	78.26	596
2007-10-01	75	17,989,415.88	1.18	7.771	398	81.46	615
2007-11-01	62	15,682,840.78	1.03	8.360	385	80.93	589
2007-12-01	60	13,611,396.82	0.89	8.190	426	81.49	620
2008-01-01	31	6,829,529.23	0.45	8.884	389	80.25	632
2008-02-01	409	126,553,592.78	8.31	8.498	444	80.31	640
2008-03-01	4268	1,032,360,224.86	67.78	8.452	419	80.32	633
2008-04-01	60	10,411,455.00	0.68	9.078	403	85.49	628
2008-09-01	1	125,431.04	0.01	8.750	353	90.00	541
2008-10-01	23	4,541,234.67	0.30	7.671	420	81.14	612
2008-11-01	16	3,210,371.03	0.21	8.643	395	87.89	605
2008-12-01	8	1,632,917.01	0.11	7.727	412	82.72	624
2009-01-01	5	1,394,877.42	0.09	6.517	448	67.72	621
2009-02-01	32	9,689,411.77	0.64	8.428	458	79.27	647
2009-03-01	518	130,533,448.32	8.57	8.502	440	79.91	636
2009-04-01	11	2,566,809.00	0.17	8.803	447	82.70	630
2010-11-01	1	247,499.99	0.02	9.100	355	90.00	682
2010-12-01	2	494,567.07	0.03	7.723	356	80.00	600
2011-01-01	2	253,455.16	0.02	9.762	357	82.96	613
2011-02-01	16	3,990,861.79	0.26	8.984	358	78.79	612
2011-03-01	570	129,355,198.76	8.49	8.335	372	79.68	636
2011-04-01	19	3,733,035.00	0.25	8.466	381	80.04	629
Total:	6215	1,523,096,226.11	100.00	8.438	418	80.30	633

Exhibit A-12

Group I Mortgage Loan Statistics
		Minimum	Maximum
Scheduled Principal Balance	$646,009,686	$10,196	$781,798
Average Scheduled Principal Balance	$156,837
Number of Mortgage Loans	4119

Weighted Average Gross Coupon	8.547%	5.800%	12.950%
Weighted Average FICO Score	612	500	817
Weighted Average Combined Original LTV	78.76%	10.00%	100.00%
Weighted Average DTI	42.63%	20.00%	57.00%

Weighted Average Original Term	401 months	180 months	480 months
Weighted Average Stated Remaining Term	399 months	174 months	480 months
Weighted Average Seasoning	1 months	0 months	10 months

Weighted Average Gross Margin	5.191%	4.990%	7.990%
Weighted Average Minimum Interest Rate	8.558%	5.800%	12.950%
Weighted Average Maximum Interest Rate	14.558%	11.800%	18.950%
Weighted Average Initial Rate Cap	2.212%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	28 months	14 months	60 months
Maturity Date		October 1 2020	April 1 2046

ARM	81.68%	Full Documentation	58.23%
Fixed Rate	18.32%	Limited Documentation	3.74%
		Stated Income Documentation	38.03%
ARM - 2 Yr/6 Mth	36.14%
ARM - 2 Yr/6 Mth IO	1.88%	Cash Out Refinance	59.83%
ARM - 2 Yr/6 Mth - 40 Year	24.36%	Purchase	34.10%
ARM - 3 Yr/6 Mth	3.36%	Rate/Term Refinance	6.07%
ARM - 3 Yr/6 Mth IO	0.21%
ARM - 3 Yr/6 Mth - 40 Year	6.15%	Two to Four Units	7.78%
ARM - 5 Yr/6 Mth	7.73%	Condominium	6.78%
ARM - 5 Yr/6 Mth IO	0.81%	Planned Unit Development	12.07%
ARM - 5 Yr/6 Mth - 40 Year	1.05%	Single Family	73.26%
Fixed - 15 Year	0.34%	Townhouse	0.10%
Fixed - 30 Year	15.11%
Fixed - 40 Year	2.87%	Non-owner	6.66%
		Primary	92.40%
Interest Only	2.90%	Second Home	0.94%
Not Interest Only	97.10%
		Top 5 States:
Prepay Penalty: 0	33.67%	California	24.06%
Prepay Penalty: 12 months	3.71%	Florida	9.09%
Prepay Penalty: 24 months	40.12%	Texas	6.33%
Prepay Penalty: 36 months	22.50%	Maryland	6.28%
		Washington	5.21%
First Lien	96.76%
Second Lien	3.24%

Exhibit A-13

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 50,000.00	470	15,858,078.05	2.45	10.732	357	92.99	626
50,000.01 - 100,000.00	884	67,633,301.09	10.47	9.506	372	83.20	606
100,000.01 - 150,000.00	936	116,748,487.36	18.07	8.700	385	79.68	605
150,000.01 - 200,000.00	677	118,545,083.37	18.35	8.463	400	77.97	612
200,000.01 - 250,000.00	419	93,834,196.42	14.53	8.300	407	76.67	616
250,000.01 - 300,000.00	348	95,519,384.67	14.79	8.076	408	76.45	616
300,000.01 - 350,000.00	194	63,156,428.52	9.78	8.284	416	77.87	613
350,000.01 - 400,000.00	147	55,139,378.76	8.54	8.276	418	77.94	606
400,000.01 - 450,000.00	33	13,736,716.57	2.13	8.145	431	78.21	634
450,000.01 - 500,000.00	5	2,402,283.16	0.37	7.592	383	71.50	665
500,000.01 - 550,000.00	4	2,094,934.29	0.32	8.743	419	78.01	607
550,000.01 - 600,000.00	1	559,616.56	0.09	7.900	359	80.00	682
750,000.01 - 800,000.00	1	781,797.68	0.12	8.350	479	85.00	625
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	3	754,983.31	0.12	5.837	453	75.37	622
6.000 - 6.499	55	12,548,120.14	1.94	6.360	409	70.98	655
6.500 - 6.999	270	56,063,639.20	8.68	6.767	411	72.93	641
7.000 - 7.499	423	85,832,750.86	13.29	7.252	413	74.31	628
7.500 - 7.999	538	102,965,567.68	15.94	7.724	409	76.06	627
8.000 - 8.499	461	82,480,603.60	12.77	8.229	405	76.24	619
8.500 - 8.999	521	93,876,113.51	14.53	8.725	400	78.28	611
9.000 - 9.499	309	49,756,373.23	7.70	9.219	396	79.68	592
9.500 - 9.999	452	56,210,740.52	8.70	9.715	382	83.05	585
10.000 - 10.499	282	38,630,564.46	5.98	10.213	381	84.48	568
10.500 - 10.999	314	33,442,956.11	5.18	10.714	380	89.84	591
11.000 - 11.499	250	18,048,837.66	2.79	11.175	366	91.93	589
11.500 - 11.999	178	11,195,945.64	1.73	11.699	367	93.65	596
12.000 - 12.499	47	3,364,079.61	0.52	12.186	366	93.34	590
12.500 - 12.999	16	838,410.97	0.13	12.734	367	91.14	566
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Exhibit A-14

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
500 - 524	284	50,200,326.72	7.77	9.446	358	72.37	512
525 - 549	348	56,600,023.91	8.76	9.251	358	75.64	538
550 - 574	415	64,337,699.00	9.96	9.079	397	78.35	562
575 - 599	479	73,157,204.67	11.32	9.025	399	81.31	587
600 - 624	855	124,135,244.97	19.22	8.168	410	79.30	612
625 - 649	853	130,172,960.84	20.15	8.234	409	79.58	637
650 - 674	410	66,440,536.20	10.28	8.132	417	79.82	662
675 - 699	247	43,540,934.71	6.74	8.097	405	80.25	686
700 >=	228	37,424,755.48	5.79	8.026	417	79.55	731
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Combined Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 49.99	126	19,284,720.41	2.99	7.862	395	39.96	595
50.00 - 54.99	54	9,561,955.99	1.48	7.680	388	52.39	589
55.00 - 59.99	62	12,774,179.91	1.98	7.811	396	57.56	598
60.00 - 64.99	113	22,540,232.25	3.49	7.830	390	62.47	592
65.00 - 69.99	163	31,718,683.37	4.91	8.005	392	67.33	587
70.00 - 74.99	209	43,316,546.55	6.71	8.223	386	71.56	582
75.00 - 79.99	297	58,773,392.02	9.10	8.218	392	76.96	593
80.00 - 80.00	1699	292,050,428.53	45.21	8.190	409	80.00	629
80.01 - 84.99	47	9,543,676.78	1.48	8.574	407	83.52	605
85.00 - 89.99	210	33,594,461.32	5.20	9.393	397	85.80	594
90.00 - 94.99	346	51,277,917.28	7.94	9.535	396	90.14	610
95.00 - 99.99	194	23,953,886.41	3.71	10.353	387	95.18	602
100.00	599	37,619,605.68	5.82	10.651	379	100.00	624
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612
*Original LTV for all first lien loans and combined original LTV for all second lien loans

Exhibit A-15

Combined Original LTV with Simultaneous Seconds(%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01 - 49.99	125	19,167,263.93	2.97	7.866	395	39.91	595
50.00 - 54.99	55	9,679,412.47	1.50	7.673	389	52.40	589
55.00 - 59.99	61	12,604,313.85	1.95	7.819	397	57.54	596
60.00 - 64.99	109	21,459,454.56	3.32	7.859	391	62.47	589
65.00 - 69.99	163	31,691,431.33	4.91	8.014	392	67.33	586
70.00 - 74.99	207	43,140,445.04	6.68	8.227	386	71.57	582
75.00 - 79.99	271	54,340,768.54	8.41	8.224	392	76.77	589
80.00 - 80.00	490	91,905,418.81	14.23	8.585	387	80.00	587
80.01 - 84.99	47	9,728,299.34	1.51	8.529	406	83.54	606
85.00 - 89.99	180	32,111,095.57	4.97	9.171	399	85.96	602
90.00 - 94.99	308	54,750,505.58	8.48	8.993	407	90.28	623
95.00 - 99.99	243	33,685,291.47	5.21	9.328	392	95.91	619
100.00	1860	231,745,986.01	35.87	8.630	411	100.00	639
Total:	4119	646,009,686.50	100.00	8.547	399	85.14	612

Original Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
180	26	2,168,412.68	0.34	8.225	179	64.13	605
360	3037	421,455,799.91	65.24	8.777	359	78.95	600
480	1056	222,385,473.91	34.42	8.113	479	78.54	634
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Stated Remaining Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
121 - 180	26	2,168,412.68	0.34	8.225	179	64.13	605
301 - 360	3037	421,455,799.91	65.24	8.777	359	78.95	600
361 >=	1056	222,385,473.91	34.42	8.113	479	78.54	634
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Exhibit A-16

DTI (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.00 - 20.00	22	3,130,907.19	0.48	8.806	386	78.31	615
20.01 - 25.00	168	24,629,262.99	3.81	8.543	394	75.65	614
25.01 - 30.00	272	37,309,876.58	5.78	8.471	395	76.52	618
30.01 - 35.00	439	61,072,062.37	9.45	8.679	391	78.19	617
35.01 - 40.00	610	91,700,301.14	14.19	8.624	395	78.39	609
40.01 - 45.00	925	144,930,077.57	22.43	8.512	401	79.07	619
45.01 - 50.00	1278	201,105,703.42	31.13	8.555	408	81.07	617
50.01 - 55.00	401	81,647,880.04	12.64	8.426	391	75.33	581
55.01 - 60.00	4	483,615.20	0.07	8.615	427	82.05	614
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
ARM	3016	527,687,500.62	81.68	8.558	405	78.84	609
Fixed Rate	1103	118,322,185.88	18.32	8.497	374	78.41	624
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
ARM - 2 Yr/6 Mth	1551	233,444,230.03	36.14	8.959	359	78.76	585
ARM - 2 Yr/6 Mth IO	53	12,171,576.00	1.88	7.619	359	79.22	674
ARM - 2 Yr/6 Mth - 40 Year	741	157,345,309.90	24.36	8.197	479	79.09	631
ARM - 3 Yr/6 Mth	133	21,698,543.56	3.36	8.810	358	79.62	583
ARM - 3 Yr/6 Mth IO	4	1,335,700.00	0.21	7.093	359	71.27	692
ARM - 3 Yr/6 Mth - 40 Year	190	39,735,750.59	6.15	8.109	479	78.61	638
ARM - 5 Yr/6 Mth	293	49,929,154.56	7.73	8.549	359	78.68	613
ARM - 5 Yr/6 Mth IO	23	5,234,738.04	0.81	7.532	359	77.63	666
ARM - 5 Yr/6 Mth - 40 Year	28	6,792,497.94	1.05	7.753	479	77.89	647
Fixed - 15 Year	26	2,168,412.68	0.34	8.225	179	64.13	605
Fixed - 30 Year	980	97,641,857.72	15.11	8.684	359	79.56	621
Fixed - 40 Year	97	18,511,915.48	2.87	7.544	479	73.99	641
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Exhibit A-17

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Interest Only	80	18,742,014.04	2.90	7.557	359	78.21	673
Not Interest Only	4039	627,267,672.46	97.10	8.576	401	78.78	610
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Interest Only Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	4039	627,267,672.46	97.10	8.576	401	78.78	610
24	53	12,171,576.00	1.88	7.619	359	79.22	674
36	4	1,335,700.00	0.21	7.093	359	71.27	692
60	23	5,234,738.04	0.81	7.532	359	77.63	666
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	1493	217,537,786.20	33.67	8.885	393	79.79	614
12	122	23,947,723.74	3.71	8.683	407	78.91	617
24	1648	259,184,685.05	40.12	8.567	403	79.04	609
36	856	145,339,491.51	22.50	7.982	401	76.71	614
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1	3650	625,072,021.75	96.76	8.466	401	78.07	611
2	469	20,937,664.75	3.24	10.942	357	99.34	650
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Exhibit A-18

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Full Documentation	2587	376,174,780.29	58.23	8.376	392	79.32	598
Limited Documentation	122	24,146,775.64	3.74	8.667	399	79.54	592
Stated Income Documentation	1410	245,688,130.57	38.03	8.796	411	77.83	635
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Purchase	1868	220,312,923.48	34.10	8.816	406	84.50	631
Refi - Cash Out	2017	386,501,957.29	59.83	8.393	397	75.10	601
Refi - Rate Term	234	39,194,805.73	6.07	8.548	392	82.67	612
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Condominium	286	43,780,429.90	6.78	8.430	408	79.90	632
Planned Unit Development	472	77,982,582.60	12.07	8.442	400	81.04	616
Single Family	3129	473,284,221.16	73.26	8.575	398	78.62	608
Townhouse	9	671,380.98	0.10	8.445	392	84.96	637
Two to Four Units	223	50,291,071.86	7.78	8.544	405	75.49	624
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Investment	266	42,992,153.65	6.66	9.194	404	77.33	630
Primary	3822	596,922,322.01	92.40	8.500	399	78.87	611
Second Home	31	6,095,210.84	0.94	8.551	401	77.88	618
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Exhibit A-19

State	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
California	636	155,405,569.32	24.06	8.079	421	73.43	615
Florida	353	58,719,150.05	9.09	8.347	386	77.01	605
Texas	452	40,909,835.73	6.33	9.149	364	83.54	600
Maryland	216	40,595,170.56	6.28	8.368	399	77.24	616
Washington	202	33,630,501.65	5.21	8.103	422	80.76	621
Illinois	223	32,617,995.22	5.05	8.898	391	81.22	626
New Jersey	125	28,023,286.45	4.34	8.619	403	77.01	617
Arizona	135	21,477,655.15	3.32	8.326	398	76.88	609
Georgia	157	20,556,854.06	3.18	8.975	401	83.47	609
Virginia	101	19,256,080.26	2.98	8.376	408	80.10	629
Colorado	124	18,232,657.75	2.82	8.338	424	82.62	622
Oregon	111	17,441,844.44	2.70	8.194	420	82.24	631
Massachusetts	68	14,866,989.39	2.30	8.944	396	80.13	627
New York	51	12,416,470.19	1.92	8.460	392	74.38	616
Tennessee	132	12,111,732.36	1.87	9.425	373	90.78	594
Pennsylvania	105	11,533,267.38	1.79	9.066	374	81.09	607
Connecticut	60	10,962,244.82	1.70	8.609	373	78.70	588
Michigan	106	10,590,070.01	1.64	9.387	382	83.52	601
North Carolina	99	10,150,231.24	1.57	9.450	380	85.08	590
Missouri	65	6,287,976.65	0.97	9.322	371	82.75	591
Wisconsin	51	5,437,802.13	0.84	9.586	397	82.34	612
Minnesota	35	5,373,547.46	0.83	8.335	404	83.14	622
Nevada	30	4,952,197.18	0.77	8.138	427	76.29	621
Indiana	56	4,708,772.07	0.73	9.500	361	85.93	586
Ohio	45	4,331,011.98	0.67	9.414	365	83.64	583
Alaska	27	4,078,328.31	0.63	8.611	384	81.55	630
District of Columbia	15	3,432,460.42	0.53	7.880	386	70.08	584
Alabama	33	3,408,081.05	0.53	9.605	374	85.00	591
New Hampshire	17	3,172,825.61	0.49	8.328	367	77.27	620
Nebraska	34	3,076,155.24	0.48	9.468	363	84.61	603
Utah	24	3,066,688.98	0.47	8.900	382	84.12	604
Oklahoma	36	2,877,599.57	0.45	9.562	391	85.60	601
Rhode Island	14	2,628,899.94	0.41	9.370	392	81.87	630
New Mexico	18	2,395,907.99	0.37	9.066	366	82.39	589
South Carolina	21	1,973,215.93	0.31	9.675	376	83.24	580
Kansas	21	1,948,525.50	0.30	9.919	397	82.03	582
Louisiana	19	1,614,829.27	0.25	9.584	359	86.49	603
Delaware	9	1,423,200.46	0.22	8.941	371	76.26	562
Maine	10	1,366,824.03	0.21	8.016	359	73.12	623
Kentucky	15	1,275,232.60	0.20	9.104	400	81.72	602
Idaho	9	1,184,376.29	0.18	8.787	359	82.52	592
Arkansas	12	1,160,273.65	0.18	9.602	359	88.74	590
Vermont	6	1,102,271.97	0.17	8.772	412	83.03	620
West Virginia	11	1,076,672.08	0.17	9.790	370	83.41	558
Hawaii	4	1,056,190.83	0.16	7.968	426	78.93	597
Wyoming	6	600,409.62	0.09	8.664	359	82.30	649
South Dakota	8	587,014.81	0.09	8.894	372	82.25	628
Iowa	7	559,568.03	0.09	8.897	376	81.28	585
North Dakota	2	206,269.11	0.03	9.820	356	93.39	605
Montana	3	148,951.71	0.02	10.037	417	77.12	592
Total:	4119	646,009,686.50	100.00	8.547	399	78.76	612

Exhibit A-20

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
<= 4.999	2588	447,667,707.52	84.84	8.466	411	79.80	620
5.000 - 5.999	237	43,721,915.93	8.29	9.056	382	75.55	555
6.000 - 6.499	1	47,972.38	0.01	8.750	359	80.00	636
6.500 - 6.999	189	36,001,995.36	6.82	9.103	362	70.92	542
7.000 >=	1	247,909.43	0.05	7.150	479	80.00	706
Total:	3016	527,687,500.62	100.00	8.558	405	78.84	609

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	3	754,983.31	0.14	5.837	453	75.37	622
6.000 - 6.499	40	9,052,016.32	1.72	6.324	428	73.34	648
6.500 - 6.999	170	35,672,464.42	6.76	6.781	423	74.42	637
7.000 - 7.499	314	65,673,343.33	12.45	7.253	423	75.06	629
7.500 - 7.999	429	85,773,942.08	16.25	7.727	415	76.75	627
8.000 - 8.499	385	71,611,271.06	13.57	8.230	409	76.85	618
8.500 - 8.999	465	86,989,129.94	16.48	8.722	403	78.29	613
9.000 - 9.499	284	47,009,067.39	8.91	9.217	398	80.01	592
9.500 - 9.999	311	47,447,590.93	8.99	9.713	386	82.08	580
10.000 - 10.499	230	33,505,196.75	6.35	10.215	383	84.27	567
10.500 - 10.999	185	25,160,513.00	4.77	10.701	387	88.38	576
11.000 - 11.499	90	10,084,600.71	1.91	11.174	371	87.98	569
11.500 - 11.999	64	5,699,338.81	1.08	11.695	377	89.79	570
12.000 - 12.499	35	2,583,722.40	0.49	12.195	368	92.31	581
12.500 - 12.999	11	670,320.17	0.13	12.720	377	90.17	553
Total:	3016	527,687,500.62	100.00	8.558	405	78.84	609

Exhibit A-21

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
11.500 - 11.999	3	754,983.31	0.14	5.837	453	75.37	622
12.000 - 12.499	40	9,052,016.32	1.72	6.324	428	73.34	648
12.500 - 12.999	170	35,672,464.42	6.76	6.781	423	74.42	637
13.000 - 13.499	314	65,673,343.33	12.45	7.253	423	75.06	629
13.500 - 13.999	429	85,773,942.08	16.25	7.727	415	76.75	627
14.000 - 14.499	385	71,611,271.06	13.57	8.230	409	76.85	618
14.500 - 14.999	465	86,989,129.94	16.48	8.722	403	78.29	613
15.000 - 15.499	284	47,009,067.39	8.91	9.217	398	80.01	592
15.500 - 15.999	311	47,447,590.93	8.99	9.713	386	82.08	580
16.000 - 16.499	230	33,505,196.75	6.35	10.215	383	84.27	567
16.500 - 16.999	185	25,160,513.00	4.77	10.701	387	88.38	576
17.000 - 17.499	90	10,084,600.71	1.91	11.174	371	87.98	569
17.500 - 17.999	64	5,699,338.81	1.08	11.695	377	89.79	570
18.000 - 18.499	35	2,583,722.40	0.49	12.195	368	92.31	581
18.500 - 18.999	11	670,320.17	0.13	12.720	377	90.17	553
Total:	3016	527,687,500.62	100.00	8.558	405	78.84	609

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	58	12,870,605.17	2.44	7.640	359	79.13	672
2.000	2289	390,226,082.27	73.95	8.653	407	78.89	604
3.000	669	124,590,813.18	23.61	8.354	404	78.66	621
Total:	3016	527,687,500.62	100.00	8.558	405	78.84	609

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	3016	527,687,500.62	100.00	8.558	405	78.84	609
Total:	3016	527,687,500.62	100.00	8.558	405	78.84	609

Exhibit A-22

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
2007-06-01	1	301,855.65	0.06	7.900	350	80.00	687
2007-07-01	1	443,553.57	0.08	6.200	471	90.00	796
2007-08-01	1	268,410.42	0.05	7.650	352	90.00	568
2007-09-01	10	1,756,427.14	0.33	8.146	383	79.39	563
2007-10-01	37	6,805,434.63	1.29	7.842	384	81.06	585
2007-11-01	34	5,298,970.15	1.00	8.465	397	78.74	587
2007-12-01	26	5,018,150.75	0.95	8.030	397	80.55	587
2008-01-01	17	2,780,630.28	0.53	8.807	392	80.80	612
2008-02-01	176	36,407,045.85	6.90	8.541	427	78.32	611
2008-03-01	2017	341,039,012.49	64.63	8.658	404	78.80	606
2008-04-01	25	2,841,625.00	0.54	9.114	402	85.12	609
2008-09-01	1	125,431.04	0.02	8.750	353	90.00	541
2008-10-01	13	2,244,988.19	0.43	7.395	421	80.34	615
2008-11-01	9	1,653,961.27	0.31	8.579	389	86.58	582
2008-12-01	6	1,188,317.95	0.23	7.243	388	80.63	610
2009-02-01	14	3,659,207.50	0.69	7.904	457	74.01	648
2009-03-01	281	53,561,673.20	10.15	8.406	436	78.74	620
2009-04-01	3	336,415.00	0.06	9.480	410	82.15	571
2010-12-01	2	494,567.07	0.09	7.723	356	80.00	600
2011-02-01	7	1,109,675.71	0.21	8.570	358	79.03	638
2011-03-01	325	59,036,432.76	11.19	8.370	373	78.50	622
2011-04-01	10	1,315,715.00	0.25	8.732	372	77.62	596
Total:	3016	527,687,500.62	100.00	8.558	405	78.84	609

Exhibit A-23

Group II Mortgage Loan Statistics
		Minimum	Maximum
Scheduled Principal Balance	$1,097,786,964	$9,997	$1,295,589
Average Scheduled Principal Balance	$271,864
Number of Mortgage Loans	4038

Weighted Average Gross Coupon	8.487%	5.700%	13.750%
Weighted Average FICO Score	647	500	807
Weighted Average Combined Original LTV	81.78%	27.78%	100.00%
Weighted Average DTI	40.64%	1.00%	64.00%

Weighted Average Original Term	421 months	180 months	480 months
Weighted Average Stated Remaining Term	420 months	174 months	480 months
Weighted Average Seasoning	1 months	0 months	20 months

Weighted Average Gross Margin	5.046%	4.990%	7.990%
Weighted Average Minimum Interest Rate	8.374%	5.700%	13.250%
Weighted Average Maximum Interest Rate	14.374%	11.700%	19.250%
Weighted Average Initial Rate Cap	2.072%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	27 months	4 months	60 months
Maturity Date		October 1 2020	April 1 2046

ARM	90.67%	Full Documentation	33.37%
Fixed Rate	9.33%	Limited Documentation	3.89%
		Stated Income Documentation	62.74%
ARM - 2 Yr/6 Mth	23.85%
ARM - 2 Yr/6 Mth IO	8.63%	Cash Out Refinance	21.17%
ARM - 2 Yr/6 Mth - 40 Year	42.98%	Purchase	76.29%
ARM - 3 Yr/6 Mth	1.85%	Rate/Term Refinance	2.55%
ARM - 3 Yr/6 Mth IO	0.59%
ARM - 3 Yr/6 Mth - 40 Year	5.84%	Two to Four Units	8.52%
ARM - 5 Yr/6 Mth	4.19%	Condominium	7.09%
ARM - 5 Yr/6 Mth IO	1.99%	Planned Unit Development	13.43%
ARM - 5 Yr/6 Mth - 40 Year	0.76%	Single Family	70.87%
Fixed - 15 Year	0.10%	Townhouse	0.09%
Fixed - 30 Year	7.71%
Fixed - 40 Year	1.51%	Non-owner	11.72%
		Primary	86.47%
Interest Only	11.21%	Second Home	1.82%
Not Interest Only	88.79%
		Top 5 States:
Prepay Penalty: 0	31.11%	California	51.64%
Prepay Penalty: 12 months	6.68%	Florida	8.47%
Prepay Penalty: 24 months	44.93%	Illinois	4.38%
Prepay Penalty: 36 months	17.28%	New Jersey	3.86%
		Virginia	3.69%
First Lien	95.55%
Second Lien	4.45%

Exhibit A-24

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 50,000.00	241	9,449,627.41	0.86	10.870	359	93.19	646
50,000.01 - 100,000.00	761	55,015,110.59	5.01	10.545	365	92.02	645
100,000.01 - 150,000.00	427	52,975,076.01	4.83	9.781	379	88.37	650
150,000.01 - 200,000.00	355	62,384,309.92	5.68	8.725	404	82.78	649
200,000.01 - 250,000.00	331	74,847,582.82	6.82	8.570	418	81.88	646
250,000.01 - 300,000.00	382	104,836,259.63	9.55	8.155	427	81.41	653
300,000.01 - 350,000.00	274	88,945,834.56	8.10	8.149	427	81.08	655
350,000.01 - 400,000.00	243	90,830,344.00	8.27	8.108	434	81.32	655
400,000.01 - 450,000.00	222	95,095,964.58	8.66	8.190	427	81.30	649
450,000.01 - 500,000.00	249	118,250,831.18	10.77	8.193	433	79.73	642
500,000.01 - 550,000.00	155	81,343,727.11	7.41	8.224	428	80.85	649
550,000.01 - 600,000.00	135	77,830,806.87	7.09	8.360	430	81.31	642
600,000.01 - 650,000.00	91	56,899,092.87	5.18	8.416	426	80.41	633
650,000.01 - 700,000.00	65	43,880,760.52	4.00	7.982	418	79.74	636
700,000.01 - 750,000.00	55	40,200,901.04	3.66	8.136	420	78.00	644
750,000.01 - 800,000.00	21	16,413,809.07	1.50	8.611	438	78.86	659
800,000.01 - 850,000.00	9	7,508,802.83	0.68	8.709	411	77.65	601
850,000.01 - 900,000.00	6	5,245,325.72	0.48	8.801	419	76.62	613
900,000.01 - 950,000.00	5	4,613,396.48	0.42	8.679	454	75.46	643
950,000.01 - 1,000,000.00	9	8,884,065.29	0.81	8.871	398	73.99	621
1,000,000.01 >=	2	2,335,335.63	0.21	8.051	479	68.90	663
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Exhibit A-25

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	4	2,007,329.65	0.18	5.786	431	63.50	595
6.000 - 6.499	26	10,052,690.08	0.92	6.349	447	78.16	675
6.500 - 6.999	205	80,711,885.62	7.35	6.733	411	78.09	657
7.000 - 7.499	372	137,362,369.16	12.51	7.258	427	79.15	655
7.500 - 7.999	620	215,900,237.20	19.67	7.737	432	78.98	658
8.000 - 8.499	500	176,957,747.61	16.12	8.226	435	79.95	660
8.500 - 8.999	488	161,849,024.49	14.74	8.705	423	80.17	644
9.000 - 9.499	294	83,434,130.06	7.60	9.209	415	82.27	628
9.500 - 9.999	351	82,056,996.39	7.47	9.706	405	87.26	624
10.000 - 10.499	230	46,384,878.54	4.23	10.217	406	87.34	613
10.500 - 10.999	336	44,355,226.34	4.04	10.720	385	91.77	635
11.000 - 11.499	288	30,739,487.01	2.80	11.223	380	93.65	624
11.500 - 11.999	253	21,294,005.79	1.94	11.699	367	96.37	635
12.000 - 12.499	51	3,370,725.52	0.31	12.210	362	92.41	630
12.500 - 12.999	14	968,934.74	0.09	12.619	350	95.11	610
13.000 - 13.499	5	273,309.04	0.02	13.123	386	82.82	568
13.500 - 13.999	1	67,986.89	0.01	13.750	359	85.00	545
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
500 - 524	70	26,424,160.62	2.41	9.519	358	75.10	513
525 - 549	87	29,237,999.00	2.66	9.336	358	79.19	541
550 - 574	155	47,355,313.91	4.31	9.496	413	80.90	562
575 - 599	191	54,428,447.58	4.96	9.249	415	84.93	587
600 - 624	666	171,373,594.02	15.61	8.252	414	81.56	614
625 - 649	1069	270,100,323.23	24.60	8.486	429	81.79	637
650 - 674	714	194,820,126.55	17.75	8.318	426	81.63	661
675 - 699	492	138,496,450.97	12.62	8.211	423	82.11	687
700 >=	594	165,550,548.25	15.08	8.310	425	82.59	731
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Exhibit A-26

Combined Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 49.99	19	4,869,045.68	0.44	7.702	397	41.84	605
50.00 - 54.99	14	4,216,615.37	0.38	7.685	391	52.14	615
55.00 - 59.99	7	3,480,259.61	0.32	6.911	397	58.46	601
60.00 - 64.99	32	13,223,879.19	1.20	7.898	406	62.31	613
65.00 - 69.99	41	17,012,550.64	1.55	7.747	384	67.16	604
70.00 - 74.99	57	26,247,627.04	2.39	8.349	399	72.15	601
75.00 - 79.99	135	58,328,189.12	5.31	8.272	414	77.26	622
80.00 - 80.00	2095	704,219,779.33	64.15	8.012	430	80.00	655
80.01 - 84.99	18	7,684,778.98	0.70	8.997	401	83.46	609
85.00 - 89.99	174	44,735,172.48	4.08	9.632	409	86.05	623
90.00 - 94.99	728	130,707,662.57	11.91	9.677	407	90.05	646
95.00 - 99.99	102	26,805,337.30	2.44	9.717	414	95.30	624
100.00	616	56,256,066.82	5.12	10.984	367	100.00	653
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647
*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds(%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS (%)	Weighted Average FICO
0.01 - 49.99	19	4,869,045.68	0.44	7.702	397	41.84	605
50.00 - 54.99	12	2,667,383.57	0.24	7.601	373	52.65	624
55.00 - 59.99	6	3,439,963.63	0.31	7.027	417	58.10	608
60.00 - 64.99	32	13,223,879.19	1.20	7.898	406	62.31	613
65.00 - 69.99	39	15,952,573.81	1.45	7.689	386	67.08	602
70.00 - 74.99	49	21,780,065.15	1.98	8.346	398	71.76	588
75.00 - 79.99	87	37,868,639.55	3.45	8.171	407	76.69	613
80.00 - 80.00	217	77,188,663.93	7.03	8.560	387	80.00	604
80.01 - 84.99	21	10,252,207.21	0.93	8.728	396	83.39	604
85.00 - 89.99	122	36,523,003.14	3.33	9.502	406	86.21	627
90.00 - 94.99	534	121,209,207.23	11.04	9.325	415	90.25	650
95.00 - 99.99	250	75,802,003.77	6.90	8.741	420	96.49	637
100.00	2650	677,010,328.27	61.67	8.311	428	100.00	660
Total:	4038	1,097,786,964.13	100.00	8.487	420	93.86	647

Exhibit A-27

Original Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
180	10	1,145,323.66	0.10	9.169	179	85.10	672
360	2500	535,796,191.14	48.81	8.759	359	82.60	637
480	1528	560,845,449.33	51.09	8.226	479	80.98	656
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Stated Remaining Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
121 - 180	10	1,145,323.66	0.10	9.169	179	85.10	672
301 - 360	2500	535,796,191.14	48.81	8.759	359	82.60	637
361 >=	1528	560,845,449.33	51.09	8.226	479	80.98	656
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

DTI (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.00 - 20.00	414	84,761,999.67	7.72	8.804	397	80.70	630
20.01 - 25.00	162	32,835,820.39	2.99	8.912	395	83.48	640
25.01 - 30.00	247	56,830,433.29	5.18	8.970	409	84.08	643
30.01 - 35.00	303	72,742,194.94	6.63	8.521	408	81.08	652
35.01 - 40.00	523	132,394,986.84	12.06	8.577	421	81.85	644
40.01 - 45.00	918	260,385,840.26	23.72	8.346	428	81.89	654
45.01 - 50.00	1305	391,409,936.09	35.65	8.339	427	81.85	653
50.01 - 55.00	163	65,660,739.86	5.98	8.695	412	80.26	610
55.01 - 60.00	1	279,385.21	0.03	5.700	476	60.87	563
60.01 >=	2	485,627.58	0.04	7.342	359	66.88	637
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
ARM	3199	995,408,725.49	90.67	8.374	424	81.08	646
Fixed Rate	839	102,378,238.64	9.33	9.587	376	88.54	655
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Exhibit A-28

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
ARM - 2 Yr/6 Mth	1121	261,781,592.82	23.85	8.944	359	81.99	622
ARM - 2 Yr/6 Mth IO	272	94,780,085.51	8.63	7.596	359	79.43	664
ARM - 2 Yr/6 Mth - 40 Year	1253	471,804,313.82	42.98	8.186	479	81.01	655
ARM - 3 Yr/6 Mth	75	20,350,713.82	1.85	8.980	359	81.48	618
ARM - 3 Yr/6 Mth IO	19	6,494,110.00	0.59	7.241	359	80.98	656
ARM - 3 Yr/6 Mth - 40 Year	193	64,079,682.29	5.84	8.533	479	80.72	652
ARM - 5 Yr/6 Mth	180	45,993,566.57	4.19	8.842	359	81.54	640
ARM - 5 Yr/6 Mth IO	63	21,794,052.98	1.99	7.570	359	78.58	655
ARM - 5 Yr/6 Mth - 40 Year	23	8,330,607.68	0.76	7.636	479	81.28	658
Fixed - 15 Year	10	1,145,323.66	0.10	9.169	179	85.10	672
Fixed - 30 Year	770	84,602,069.44	7.71	9.812	359	90.01	652
Fixed - 40 Year	59	16,630,845.54	1.51	8.470	479	81.26	669
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Interest Only	354	123,068,248.49	11.21	7.573	359	79.36	662
Not Interest Only	3684	974,718,715.64	88.79	8.603	428	82.08	645
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Interest Only Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	3684	974,718,715.64	88.79	8.603	428	82.08	645
24	272	94,780,085.51	8.63	7.596	359	79.43	664
36	19	6,494,110.00	0.59	7.241	359	80.98	656
60	63	21,794,052.98	1.99	7.570	359	78.58	655
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Exhibit A-29

Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	1258	341,540,920.92	31.11	8.954	412	82.55	649
12	207	73,374,562.91	6.68	8.513	425	80.09	646
24	1789	493,184,996.43	44.93	8.331	425	81.60	645
36	784	189,686,483.87	17.28	8.044	418	81.49	649
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1	3431	1,048,973,862.97	95.55	8.364	423	80.94	646
2	607	48,813,101.16	4.45	11.129	358	99.75	665
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Full Documentation	1391	366,338,807.13	33.37	8.114	406	81.79	625
Limited Documentation	141	42,669,216.61	3.89	8.334	411	81.87	627
Stated Income Documentation	2506	688,778,940.39	62.74	8.695	428	81.76	659
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Purchase	3433	837,472,981.55	76.29	8.504	424	82.92	657
Refi - Cash Out	546	232,364,543.21	21.17	8.440	406	77.64	613
Refi - Rate Term	59	27,949,439.37	2.55	8.391	417	81.87	614
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Exhibit A-30

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Condominium	304	77,792,511.15	7.09	8.453	426	82.09	651
Planned Unit Development	467	147,435,009.27	13.43	8.425	415	81.69	638
Single Family	2900	778,031,916.31	70.87	8.466	422	81.73	646
Townhouse	11	956,947.44	0.09	9.960	359	88.31	690
Two to Four Units	356	93,570,579.96	8.52	8.775	410	81.93	660
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Investment	821	128,630,908.61	11.72	9.807	402	85.92	655
Primary	3153	949,227,878.37	86.47	8.309	422	81.18	646
Second Home	64	19,928,177.15	1.82	8.473	409	83.47	649
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Exhibit A-31

State	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
California	1643	566,876,093.41	51.64	8.200	437	81.19	653
Florida	392	92,994,751.39	8.47	8.577	402	82.09	639
Illinois	192	48,052,609.99	4.38	9.139	404	82.91	648
New Jersey	138	42,421,481.71	3.86	8.907	402	83.03	639
Virginia	123	40,500,196.78	3.69	8.449	422	80.82	642
Maryland	139	40,032,684.34	3.65	8.671	405	81.00	636
New York	110	37,540,780.96	3.42	8.629	404	81.09	658
Texas	204	32,788,104.77	2.99	8.992	377	82.91	628
Colorado	65	19,071,509.20	1.74	8.630	409	80.00	623
Washington	58	17,312,808.94	1.58	8.157	423	81.45	630
Michigan	154	16,219,785.86	1.48	9.787	373	86.11	645
Georgia	86	15,488,250.51	1.41	9.160	394	84.22	627
Arizona	75	14,562,928.13	1.33	8.732	406	81.96	642
Massachusetts	43	11,183,884.39	1.02	9.048	380	82.80	645
Oregon	41	10,582,785.22	0.96	8.301	408	81.88	644
Pennsylvania	46	8,342,096.08	0.76	8.559	378	81.08	642
North Carolina	54	8,238,926.01	0.75	9.322	385	85.78	633
Hawaii	16	7,385,006.58	0.67	8.148	427	80.20	650
Nevada	23	7,312,886.49	0.67	8.263	436	79.91	648
Indiana	90	7,008,615.79	0.64	9.700	394	86.73	652
Ohio	61	6,869,955.15	0.63	9.528	376	86.73	637
Missouri	55	5,670,427.30	0.52	8.971	378	84.30	628
Tennessee	39	4,719,228.02	0.43	9.298	386	89.31	620
District of Columbia	11	4,150,194.37	0.38	8.905	446	82.10	662
Rhode Island	12	3,315,375.10	0.30	8.536	403	81.39	636
Minnesota	14	3,252,504.64	0.30	8.698	406	84.83	639
Alaska	14	2,878,601.80	0.26	8.490	386	82.45	656
Utah	13	2,771,789.12	0.25	7.886	388	78.65	644
Connecticut	7	2,732,511.73	0.25	9.556	396	82.53	605
New Hampshire	9	2,215,649.74	0.20	7.791	444	81.70	640
Montana	5	2,003,871.71	0.18	8.832	369	77.60	609
Wisconsin	14	1,983,935.42	0.18	9.203	426	82.24	620
Alabama	19	1,746,593.04	0.16	10.320	367	87.68	605
West Virginia	8	1,728,507.32	0.16	8.598	446	81.63	661
South Carolina	8	1,635,670.27	0.15	9.022	387	86.82	631
Oklahoma	14	1,174,634.18	0.11	9.032	359	85.38	636
New Mexico	8	1,124,169.54	0.10	9.232	410	86.08	680
Louisiana	10	997,109.89	0.09	9.741	359	84.62	652
Arkansas	3	793,773.24	0.07	9.121	359	89.25	618
Kansas	5	696,665.46	0.06	11.211	396	90.55	568
Idaho	3	501,998.47	0.05	7.964	412	85.16	637
Nebraska	7	382,044.83	0.03	9.692	358	83.62	651
Kentucky	4	266,890.07	0.02	11.385	391	87.03	631
Iowa	2	188,033.77	0.02	11.075	359	90.00	651
Delaware	1	70,643.40	0.01	11.700	479	90.00	699
Total:	4038	1,097,786,964.13	100.00	8.487	420	81.78	647

Exhibit A-32

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
<= 4.999	3071	946,976,230.85	95.13	8.338	426	81.29	650
5.000 - 5.999	95	35,999,903.14	3.62	9.181	388	78.01	564
6.500 - 6.999	32	12,278,033.25	1.23	8.777	365	73.53	554
7.000 >=	1	154,558.25	0.02	7.950	354	80.00	649
Total:	3199	995,408,725.49	100.00	8.374	424	81.08	646

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	4	2,007,329.65	0.20	5.786	431	63.50	595
6.000 - 6.499	24	9,026,165.36	0.91	6.358	458	79.26	680
6.500 - 6.999	180	70,141,405.59	7.05	6.738	414	78.81	656
7.000 - 7.499	345	127,030,354.50	12.76	7.260	430	79.42	655
7.500 - 7.999	589	208,116,378.25	20.91	7.735	434	78.97	659
8.000 - 8.499	478	172,923,325.25	17.37	8.226	436	80.01	660
8.500 - 8.999	462	156,267,108.55	15.70	8.703	424	80.21	645
9.000 - 9.499	269	77,578,226.78	7.79	9.210	414	82.14	626
9.500 - 9.999	280	75,624,498.01	7.60	9.705	408	86.63	621
10.000 - 10.499	203	43,067,421.90	4.33	10.210	406	87.64	614
10.500 - 10.999	158	29,541,985.02	2.97	10.689	398	88.23	605
11.000 - 11.499	107	16,101,953.68	1.62	11.232	395	88.96	608
11.500 - 11.999	65	5,810,466.55	0.58	11.687	384	88.79	601
12.000 - 12.499	26	1,696,091.99	0.17	12.228	376	88.66	624
12.500 - 12.999	6	319,079.32	0.03	12.611	359	86.73	557
13.000 - 13.499	3	156,935.09	0.02	13.142	406	90.00	616
Total:	3199	995,408,725.49	100.00	8.374	424	81.08	646

Exhibit A-33

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
11.500 - 11.999	4	2,007,329.65	0.20	5.786	431	63.50	595
12.000 - 12.499	24	9,026,165.36	0.91	6.358	458	79.26	680
12.500 - 12.999	180	70,141,405.59	7.05	6.738	414	78.81	656
13.000 - 13.499	345	127,030,354.50	12.76	7.260	430	79.42	655
13.500 - 13.999	589	208,116,378.25	20.91	7.735	434	78.97	659
14.000 - 14.499	478	172,923,325.25	17.37	8.226	436	80.01	660
14.500 - 14.999	462	156,267,108.55	15.70	8.703	424	80.21	645
15.000 - 15.499	269	77,578,226.78	7.79	9.210	414	82.14	626
15.500 - 15.999	280	75,624,498.01	7.60	9.705	408	86.63	621
16.000 - 16.499	203	43,067,421.90	4.33	10.210	406	87.64	614
16.500 - 16.999	158	29,541,985.02	2.97	10.689	398	88.23	605
17.000 - 17.499	107	16,101,953.68	1.62	11.232	395	88.96	608
17.500 - 17.999	65	5,810,466.55	0.58	11.687	384	88.79	601
18.000 - 18.499	26	1,696,091.99	0.17	12.228	376	88.66	624
18.500 - 18.999	6	319,079.32	0.03	12.611	359	86.73	557
19.000 - 19.499	3	156,935.09	0.02	13.142	406	90.00	616
Total:	3199	995,408,725.49	100.00	8.374	424	81.08	646

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	274	95,169,356.61	9.56	7.599	359	79.48	664
2.000	2372	733,306,031.58	73.67	8.456	436	81.35	644
3.000	553	166,933,337.30	16.77	8.458	411	80.83	645
Total:	3199	995,408,725.49	100.00	8.374	424	81.08	646

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	3199	995,408,725.49	100.00	8.374	424	81.08	646
Total:	3199	995,408,725.49	100.00	8.374	424	81.08	646

Exhibit A-34

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
2006-08-01	1	231,572.19	0.02	7.900	340	100.00	622
2007-05-01	2	445,008.72	0.04	7.265	349	85.82	655
2007-08-01	2	997,378.78	0.10	7.111	352	80.00	630
2007-09-01	8	3,444,446.26	0.35	7.547	391	77.68	613
2007-10-01	38	11,183,981.25	1.12	7.728	406	81.70	633
2007-11-01	28	10,383,870.63	1.04	8.306	379	82.06	591
2007-12-01	34	8,593,246.07	0.86	8.284	443	82.05	639
2008-01-01	14	4,048,898.95	0.41	8.936	387	79.86	646
2008-02-01	233	90,146,546.93	9.06	8.481	450	81.11	652
2008-03-01	2251	691,321,212.37	69.45	8.350	426	81.07	647
2008-04-01	35	7,569,830.00	0.76	9.064	403	85.63	635
2008-10-01	10	2,296,246.48	0.23	7.940	419	81.92	609
2008-11-01	7	1,556,409.76	0.16	8.711	401	89.30	628
2008-12-01	2	444,599.06	0.04	9.021	476	88.33	663
2009-01-01	5	1,394,877.42	0.14	6.517	448	67.72	621
2009-02-01	18	6,030,204.27	0.61	8.745	459	82.47	646
2009-03-01	237	76,971,775.12	7.73	8.568	443	80.73	647
2009-04-01	8	2,230,394.00	0.22	8.701	452	82.78	639
2010-11-01	1	247,499.99	0.02	9.100	355	90.00	682
2011-01-01	2	253,455.16	0.03	9.762	357	82.96	613
2011-02-01	9	2,881,186.08	0.29	9.143	358	78.70	602
2011-03-01	245	70,318,766.00	7.06	8.307	372	80.68	648
2011-04-01	9	2,417,320.00	0.24	8.322	386	81.36	647
Total:	3199	995,408,725.49	100.00	8.374	424	81.08	646

Exhibit A-35